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                           Royalty Sharing Agreement
                           -------------------------

The purpose of this letter is to formalize the agreement that has been reached between AM General Corporation ("AMG") and General Motors Corporation ("GM") regarding the sharing of royalties and licensing fees derived from the non-automotive licensed merchandise which utilize the HUMMER trademark during the calendar years 2000 through 2005, pursuant to license agreements between AMG and third parties entered into prior to December 1, 1999 listed on Exhibit A hereto (the "Royalties").

In this regard the parties have mutually agreed to share the Royalties as follows:

                                Calendar Year
                   2000  2001  2002  2003  2004  After 2004
                   ----  ----  ----  ----  ----  ----------
          AMG %     100    80    60    40    20           0

          GM%         0    20    40    60    80         100

AMG shall be responsible for coordinating the collection of all Royalties and shall distribute such funds in accordance with the above schedule on an annual basis within 90 days of the close of the applicable calendar year. The parties acknowledge and understand that the Royalties set forth herein shall be net of any fees paid to or retained by third party licensing representation agents for the management and administration of such license agreements.

Effective as of December 21, 1999, subject to the terms of this agreement, AMG hereby assigns and transfers to GM all rights, title and interests of AMG in the license agreements set forth in Exhibit A to this agreement.

All royalties and/or licensing fees related to the HUMMER trademark pursuant to license agreements entered into subsequent to December 1, 1999 shall be retained by GM.

All royalties and/or licensing fees related to the HUMVEE trademark shall be retained by AMG.

In the event that payments for royalties and/or licensing fees related to the HUMVEE trademark are inseparably co-mingled with Royalties, the parties shall utilize the principles of good faith and fair dealing the mutually agree upon an equitable apportionment of such payments.

For purposes of this agreement, the term HUMMER trademark shall mean any or all of the items listed on Exhibit B. and the term HUMVEE trademark shall mean any or all of the items listed on Exhibit C.

This letter agreement shall be governed by the laws of the State of Michigan without regard to the principles of conflicts of law, shall be binding and inure to the benefit of AMG and GM and their respective successors and assigns, and may only be modified or amended by a written document duly executed by both parties.

GENERAL MOTORS CORPORATION    AM GENERAL CORPORATION

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By: ____________________________      By: __________________________

Title: _________________________      Title: _______________________

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